JOHN WILEY & SONS, INC. AMENDED AND RESTATED BYLAWS DECEMBER 13, 2023 ARTICLE I OFFICES Section 1. Offices. The principal office of John Wiley & Sons, Inc. (the “Corporation”) will be in the City of Hoboken, County of Hudson and State of New Jersey. The Corporation may also have offices and places of business at such other places within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require. ARTICLE II SHAREHOLDERS Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation will be held on the third Thursday of September, in each year or, if a legal holiday, on the next business day, or (whether or not a legal holiday) on such other day in September as may be fixed by resolution of the Board of Directors or by the chair, at which the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting. Section 2. Special Meeting. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by resolution of the Board of Directors or by the chair, and shall be called by the chair or by the president and chief executive officer at the request in writing of a majority of the Board of Directors. Such request must state the purpose of the proposed meeting. Section 3. Time and Place of Meeting. Meetings of the shareholders will be held at such time and place within or without the State of New Jersey as the Board of Directors may determine, or as may be stated in the notices of the meeting. Meetings may also be held by telephone conference or similar communications equipment. Participation in a meeting pursuant to this provision shall constitute actual attendance at such meeting. Section 4. Notice of Meeting. Notice of any meeting of shareholders may be written or electronic. Each notice of meeting must state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting, the means of electronic communications, if any, by which shareholders and proxyholders may participate in the proceedings of the meeting and vote or grant proxies at such meeting and, unless the notice pertains to the annual meeting, must indicate that it is being issued by or at the direction of the persons calling the meeting. Notice of any meeting must be given no less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice will be directed to the shareholder at the shareholder’s address as it appears on the Corporation’s record of shareholders, unless such shareholder has filed with the Secretary of the Corporation a request that notices be mailed to some other address, in which event the notice will be directed to the shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary of the

2 Corporation or as otherwise directed pursuant to the shareholder’s authorization or instruction. Notice of meeting need not be given to any shareholder who submits a waiver of notice before or after the meeting. Waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder’s authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to, facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of any shareholder at a meeting, in person or by proxy, without protest as to the sufficiency of notice of such meeting, will constitute a waiver by such shareholder of such notice. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record on the new record date. Section 5. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose or determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date must not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Section 6. Quorum and Adjournment. Except as otherwise prescribed by statute, the holders of a majority of the voting of shares of each class issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will be requisite to and will constitute a quorum at all meetings of the shareholders for the transaction of each item of business required to be voted on by a class voting as a class. Except as otherwise provided by statute, the holders of shares issued and outstanding and entitled to vote thereat of a majority of the votes accorded to holders of all shares, present in person or represented by proxy, will be requisite to and will constitute a quorum at all meetings of the shareholders for the transactions of any items of business not required to be voted on separately by a class. If a quorum will not be present or represented, the shareholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present and represented; provided, however, that any shareholder’s meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the presiding officer of the meeting. At such adjourned meetings at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Section 7. Voting. Except as otherwise prescribed by statute, each shareholder of record having the right to vote, in respect of each share of stock standing in that shareholder’s name on the books of the Corporation, will be entitled at every meeting of the shareholders of the Corporation to such voting rights as are specified in the Restated Certificate of Incorporation of the Corporation. Such voting rights may be exercised in person or by proxy, which may be submitted in writing, by telephone or via the Internet. All elections of directors will be determined by a plurality of the class of shares voting thereon, and, except as otherwise prescribed by statute, all other matters will be determined by vote of the majority of votes cast by shareholders present or represented at such meeting and voting on such question. Section 8. Introduction of Business at an Annual Meeting of Shareholders. Except as otherwise provided by law, at any meeting of shareholders only such business will be conducted as has been properly

3 brought before the meeting. In order to be properly brought before the meeting, such business must have been: (a) specified in the notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors, (b) brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) specified in a written notice given by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, provided that such shareholder continues to be a shareholder of record at the time of such meeting in accordance with all of the following requirements. A notice referred to in clause (c) hereof must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary of the Corporation, not less than one hundred twenty (120) and no more than one hundred fifty (150) calendar days in advance of the date in the then current year corresponding to the previous year’s annual meeting of shareholders, except that if the date of the annual meeting has been changed by more than thirty (30) calendar days from any date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Corporation not later than the close of business on the tenth (10th) day following the day on which the Corporation’s notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission (the “SEC”)). Such notice referred to in clause (c) hereof must set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) includes all other information required by Rule 14a-19 under the Exchange Act and must be accompanied by a complete copy of the Corporation’s form of director’s questionnaire (to be provided by the Secretary of the Corporation upon written request) (vi) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) if so requested by the Corporation, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. In addition, a shareholder who has delivered a notice of nomination pursuant to this paragraph and Rule 14a-19 under the Exchange Act shall promptly certify to the Secretary of the Corporation, and notify the Secretary of the Corporation in writing, that such shareholder has met the requirements of Rule 14a- 19(a) (including for the avoidance of doubt Rule 14a-19(a)(3)) and upon request of the Corporation, shall, not later than five (5) business days prior to the date of the applicable meeting of shareholders, deliver to the Corporation reasonable evidence of such compliance. In addition, if any change occurs with respect to the intent of any such shareholder to meet the requirements of Rule 14a-19(a)(3) under the Exchange Act, such shareholder shall notify the Corporation promptly of such change. No business may be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section. Notwithstanding the foregoing provision, unless otherwise required by law, the Board of Directors will not be obligated to include information as to any nominee for director in any proxy statement or other communication sent to shareholders. The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare at the meeting and the defective item of business will be disregarded. For the avoidance of doubt, if any shareholder (i) provides notice pursuant to this Article II and (ii) subsequently (A) notifies the Corporation that such shareholder no longer intends to solicit proxies in accordance with Rule 14a-19 under the Exchange Act, (B) fails to comply with the requirements of Rule 14a-19 of the Exchange Act, or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such

4 shareholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard such nomination and any proxies or votes solicited for any director nominee proposed by such shareholder. Section 9. Proxy Card. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors. ARTICLE III BOARD OF DIRECTORS Section 1. Number of Directors; Election; Tenure. The number of directors which will constitute the Board of Directors may not be less than eight (8) nor more than sixteen (16) members. Within these limits the number of directors constituting the Board will be determined from time to time by resolution of the Board of Directors (such number hereinafter referred to as the “entire Board”), or by the shareholders at an annual or special meeting . Except as otherwise hereinafter provided in the case of vacancies, the directors will be elected by the shareholders at the annual meeting. The holders of Class A Common Stock voting as a separate class will be entitled to elect that number of directors which constitutes 30% of the authorized number of members of the Board of Directors and, if 30% of the authorized number of directors is not a whole number, the holders of Class A Common Stock will be entitled to elect the nearest higher whole number of directors that is a least 30% of such membership. Holders of Class B Common Stock voting as a separate class will be entitled to elect the remaining directors. Each director will hold office until the election and qualification of his or her successor. Section 2. Qualification of Directors. A director must be at least eighteen (18) years of age on the first day of the month in which the annual meeting occurs. Section 3. Nomination of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made only by the Board of Directors, or on behalf of the Board of Directors by any nominating committee appointed by the Board, or by any shareholder of the Corporation entitled to vote for the election of directors of the class for which such nomination is submitted who complies with the notice procedures set forth in Article II, Section 8 of the Bylaws. Section 4. Director Emeritus. The Board of Directors may designate one or more former directors as director emeritus, which position will be entirely honorary and will not confer upon the director emeritus any of the powers, duties, rights or liabilities of a director. Section 5. Vacancies. If any vacancy occurs in the Board of Directors by reason of the death, resignation, retirement, or removal from office of any director with or without cause, or if any new directorship is created, such vacancy will be filled by the holders of the class of stock entitled to elect a director to fill such a vacancy or by a majority of the directors then in office of the class in which such a vacancy occurs, though less than a quorum, all in the manner prescribed by the Restated Certificate of Incorporation of the Corporation. Section 6. Regular Meetings of the Board. The first regular meeting of each newly elected Board of Directors will be held as soon as practicable after the annual meeting of the shareholders for the purpose of the election or appointment of officers and the transaction of other business. Other regular meetings of the Board of Directors may be held without notice at such time and place as will, from time to time, be determined by the Board of Directors. Meetings of the Board of Directors may be held by telephone conference or similar communications equipment by means of which all persons participating in the

5 meeting can hear and speak to each other. Participation in a meeting pursuant to this provision shall constitute actual attendance at such meeting. Section 7. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the chair of the Board of Directors or by the president and chief executive officer at any time, and will be called by the chair, president and chief executive officer, or secretary at the written request of two members of the Board of Directors. Notice of a special meeting will be given to each director either personally, by next day courier delivery service, or by mail (written or electronic) at least four days prior to the meeting. If mailed, such notice will be deemed given when deposited properly stamped and addressed in the United States mail. If sent by electronic mail, such notice will be deemed given when directed to the director’s electronic mail address as supplied by the director to the Secretary of the Corporation. If by next day delivery service, such notice will be deemed given when delivered properly addressed to the courier company. Notice of meeting need not be given to a director who submits a signed waiver of notice either before or after the meeting. The attendance of a director at a meeting without protest as to the sufficiency of notice of such meeting will constitute a waiver by such director of such notice. Section 8. Quorum. At all meetings of the Board of Directors, a majority of the entire Board is requisite to and will constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until a quorum is present. Section 9. Committees. The Board of Directors will elect from among its members, by resolutions adopted by a majority of the entire Board of Directors, such committee or committees as the Board of Directors shall determine and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board to the fullest extent permitted by law. The Board of Directors shall elect a chair of each such committee, shall fix the number and elect the other members thereof, and shall establish the duties and authority thereof, subject to such limitations as may be required by law. Subject to such applicable resolutions as may be adopted by the Board of Directors, each committee will fix its own rules of procedure as deemed appropriate, but in any case, except as the Board explicitly otherwise provides, the presence of a majority will be necessary to constitute a quorum. Section 10. Committee Vacancies. The Board of Directors shall fill any vacancies on any committee established under this Article, with the objective of keeping the membership of each such committee at the authorized level. Section 11. Action of the Board. All corporate action taken by the Board of Directors or any committee thereof will be taken at a meeting of such Board or committee, as the case may be, except that any action required or permitted to be taken at a meeting of the Board or any committee may be taken without a meeting, if all members of the Board or committee, as the case may be, consent in writing to such action and the writing or writings are filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means will constitute presence in person at such meeting. Except as otherwise provided with respect to the election of a director or as otherwise provided by law, the vote of a majority of all directors present at the time of the vote, voting together as a single class, if a quorum is present at such time, will be the act of the Board or any committee. Section 12. Emergency By-law. This Emergency By-law will become effective if the Defense Council of New York, as constituted under the New York State Defense Emergency Act now in effect or as it may hereafter be amended from time to time, orders the effectiveness of emergency bylaws of New York

6 corporations, and will cease to be effective when the Council so declares. This Emergency By-law will also be effective in the event of an attack, major disaster, catastrophe, or national or local emergency, during which a quorum of the entire Board of Directors is unavailable to act in a meeting of the Board of Directors called in the manner provided in these Bylaws. During the period in which this Emergency By-law is effective, the affairs of the Corporation will be managed by such directors theretofore elected as are available to act, and a majority of such directors will constitute a quorum. In the event that there are less than four (4) directors available to act, then additional directors, in whatever number is necessary to constitute a board of four (4) directors, will be selected by the director or directors available to act. If there are no directors available to act, then the four (4) highest paid officers of the Corporation available to act will constitute the emergency Board until one (1) or more of the previously elected directors are again available to act. The Board of Directors so constituted will continue until such time as a quorum of the entire Board of Directors (including any duly elected successors) becomes available. To the extent that it considers it practical to do so, the Board of Directors shall manage the Corporation’s business during an emergency in a manner consistent with the Restated Certificate of Incorporation and Bylaws; however, to the extent it is not practical to do so, this Emergency By-law is intended to and hereby empowers the Board of Directors with the maximum authority possible under the New York State Defense Emergency Act, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what the Board of Directors considers to be in the best interests of the Corporation. Section 13. Resignation and Removal of Directors. Any director may resign at any time by giving written notice thereof to Secretary of the Corporation or to the Board of Directors, and such resignation shall take effect at the time therein specified without the necessity of further action. Any director may be removed with or without cause by vote of the shareholders, or with cause by action of the Board of Directors. ARTICLE IV OFFICERS Section 1. Officers. The officers of the Corporation will be a chair, a president and chief executive officer, one or more vice presidents (one or more of whom may be designated as executive, senior or other class of vice president or designated as chief operating officer, chief financial officer or chief accounting officer), a secretary, and a treasurer. There may also be such assistant vice presidents, assistant secretaries, and assistant treasurers, as the Board of Directors may from time to time deem advisable. The Board of Directors will fix the authority and duties of the officers to the extent not provided herein. Any two or more offices may be held by the same person at the same time. Section 2. Election of Officers; Term of Office; Removal. The officers will be elected or appointed by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders and at such other meetings as the Board of Directors may determine, and will hold office until the next such election of officers or until removed. Any officer may be removed with or without cause at any time by the Board of Directors. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Section 3. Chair. The chair shall preside at all meetings of the shareholders and the Board of Directors; shall provide leadership to the Board of Directors and advice and counsel to the president and chief executive officer of the Corporation; and shall perform such other duties as may be prescribed by the Board of Directors. Section 4. President and Chief Executive Officer. The president will be the chief executive officer of the Corporation; shall administer and implement the policies and decisions of the Corporation and see that

7 all orders and resolutions of the Board of Directors are carried into effect; will have general and active management of the business and affairs of the Corporation subject to the control of the Board of Directors; and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. In the absence of the chair, the president and chief executive officer will preside at meetings of shareholders and of the Board of Directors. Section 5. Executive Vice Presidents. In the absence or disability of the chair and of the president and chief executive officer, the executive vice presidents, in the order designated by the Board of Directors or in the absence of such designation, then in the order of their election, will exercise the duties and have the powers of the chair and of the president and chief executive officer and perform such other duties as may be prescribed by the chair, the president and chief executive officer, or the Board of Directors. Section 6. Secretary. The secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings of the Board of Directors and of the shareholders in a book to be kept for that purpose; shall give or cause to be given notice of meetings of the Board of Directors and of the shareholders and will have custody of the certificate books and shareholder records and such other books as the Board of Directors may direct; will have custody and care of the corporate seal of the Corporation; and will perform all other duties incident to the office of the secretary and such other duties as may from time to time be prescribed by the Board of Directors, by the chair, or by the president and chief executive officer. Section 7. Chief Financial Officer and Chief Accounting Officer. The Board of Directors will designate a chief financial officer and a chief accounting officer who may be a single officer or two officers and who may hold the office of treasurer (if chief financial officer) or controller (if chief accounting officer). The chief financial officer shall advise the Board of Directors and the officers regarding financial requirements of the Corporation and the financial impact of events affecting the Corporation or action proposed to be taken by the Corporation; shall have principal responsibility, subject to the authority of the Board of Directors and the president and chief executive officer, for the development and implementation of financial planning for the Corporation and its subsidiaries, including matters pertaining to the capital and debt structure of the Corporation and its subsidiaries and the allocation of capital resources among the operations of the Corporation and its subsidiaries; will have the right to require, from time to time, reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; and shall cause taxes and assessments to be paid and tax returns and reports to be prepared and filed as required by law. The chief accounting officer shall make and keep, or cause to be made and kept under his or her authority, books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Corporation; shall prepare or cause to be prepared under his or her authority financial statements and other reports of the financial condition and results of operations of the Corporation and its subsidiaries; shall issue and file such statements and render such reports when and in the form and manner required by law; shall advise the Board of Directors and the officers regarding accounting policies and procedures to be adopted or adhered to in the reporting of the financial condition and results of operations of the Corporation and its subsidiaries; will be responsible for the development and implementation of internal accounting controls necessary and appropriate to the management of the operations and activities of the Corporation and its subsidiaries; shall prepare or cause to be prepared such financial forecasts as may be requested from time to time by the president and chief executive officer or the Board of Directors and shall develop and supervise procedures facilitating the preparation of such forecasts; and shall exhibit at all reasonable times the books of account and other records caused by him or her to be kept to any of the directors upon application at the office of the Corporation where such books and records are kept.

8 The chief financial officer and the chief accounting officer shall also, in general, perform (or cause to be performed subject to their authority and direction) all duties incident to the offices and functions of chief financial officer and chief accounting officer and such other duties as from time to time may be assigned to them by the president and chief executive officer or the Board of Directors. Section 8. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities, and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies, and other depositories as shall be selected by the Board of Directors against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as may be determined in accordance with resolutions of the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; and in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president and chief executive officer, the chief financial officer, or the Board of Directors. Section 9. Controller. The Board of Directors or the chief financial officer may elect or appoint a controller. The controller will have principal responsibility for implementation of accounting policies and procedures, including the preparation of financial statements and reports, under the supervisory authority of the chief accounting officer. The controller will have such responsibilities in the areas of development and implementation of internal accounting controls and financial forecasting as may be assigned to him or her from time to time by the president and chief executive officer, the chief accounting officer, or the Board of Directors. The controller as such will not be deemed an officer of the Corporation. Section 10. Assistant Officer. Each assistant vice president, each assistant secretary and each assistant treasurer will have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the appropriate executive officer, as the case may be. Such assistant officers as such will not be deemed officers of the Corporation. Section 11. Compensation. The compensation of the chair, the president and chief executive officer, and the officers who report directly to the president and chief executive officer will be approved by the Board of Directors. The compensation of other officers, division officers, assistant officers, if any, and of other employees shall be fixed by the appropriate officers. ARTICLE V STOCK Section 1. Description. The shares of this Corporation will be represented by certificates or will be uncertificated and held in book entry accounts. Each registered holder of shares, upon request, will be provided with a certificate of stock representing the number of shares owned by such holder. The certificates of stock of this Corporation will be consecutively numbered by class and will be entered on the books of the Corporation as they are issued. They will show the holder’s name and the number of shares and will be signed by the chair of the board, the president and chief executive officer, or a vice president, and countersigned by the secretary or treasurer, and will have the seal of the Corporation, which may be a facsimile, affixed thereto. Whenever any certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of officers of the Corporation upon such certificate may be facsimiles. Section 2. Transfers of Stock. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession,

9 assignment or authority to transfer, together with all necessary federal and state transfer tax stamps affixed thereto, it will be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. In the case of uncertificated shares, transfer will be made upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. Section 3. Registered Shareholders. The Corporation will be entitled to recognize the exclusive right of a person, registered on its books as the owner of shares, to receive dividends or other distributions, and vote as such owner and otherwise treat such person as the owner of such shares and accordingly will not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it has express or other notice thereof except as expressly provided by the laws of the State of New York. Section 4. Lost Certificates. The Board of Directors may direct the issuance of a new stock certificate in place of a certificate theretofore issued by the Corporation which is alleged to have been lost or destroyed. The person claiming such loss or destruction shall submit an affidavit of the fact in form satisfactory to the Board of Directors. The Board of Directors, in its discretion and as a condition precedent to the issuance of the new certificate, may require the owner of such lost or destroyed certificate or his legal representative to give the Corporation a suitable bond in such sum as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed and to satisfy such other reasonable conditions as it may impose. Section 5. Stock Regulations. The Board of Directors will have the authority to make all such further rules and regulations, not inconsistent with the laws of the State of New York, as it may deem expedient, concerning the issue, transfer, conversion, and registration of certificates representing shares of the Corporation, and may appoint one or more transfer agents and one or more registrars. ARTICLE VI GENERAL PROVISIONS Section 1. Dividends. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meetings in the manner provided by the Restated Certificate of Incorporation of the Corporation and pursuant to applicable laws and may be paid in cash, property, or shares of the Corporation. Section 2. Fiscal Year. The fiscal year of the Corporation will begin on the 1st day of May and end on the 30th day of April. Section 3. Corporate Seal. The seal of the Corporation will consist of a circular device, having inscribed thereon the name of the Corporation, the words “Corporate Seal New York” and the date “1904”; and will otherwise be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced upon the instrument or writing to be sealed. Section 4. Forum Selection. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, to the fullest extent permitted by law, (i)] any state or federal court located within the State of New York will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or shareholder of the Corporation to the Corporation or the Corporation’s

10 shareholders, (c) any action asserting a claim arising pursuant to any provision of the New York Business Corporation Law or the Corporation’s Restated Certificate of Incorporation or these Bylaws (with respect to each, as amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine; and (ii) the federal district courts of the United States of America shall be the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation will be deemed to have notice of and consented to the provisions of this Article VI, Section 4. ARTICLE VII INDEMNIFICATION OF OFFICERS AND DIRECTORS Section 1. General. The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law as the same exists or may hereafter be amended, indemnify any director or officer of the Corporation or any wholly-owned subsidiary of the Corporation (or the personal representative of such director or officer) who is or was made or threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation or any of its subsidiaries or any other corporation, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise), by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officer of the Corporation, at the request of the Corporation, is or was serving such subsidiary or other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise as director, officer, trustee, or in any other capacity, against judgments, fines, amounts paid or to be paid in settlement, excise tax or penalties, and costs, charges and expenses, including attorneys’ fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification will be provided to any such person if a judgment or other final adjudication, from which there is no further right to appeal, adverse to such person establishes that (i) his or her acts (or those of the testator or intestate) were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she (or the testator or intestate) personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; provided, further, that where applicable, payment of such indemnification will be made pursuant to the provisions of Section 723 of the New York Business Corporation Law, as the same may be amended from time to time. Section 2. Non-Exclusivity of Rights. The Corporation may indemnify any person to whom the Corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification. The rights conferred in this Article VII will not be exclusive of any other right of indemnification, or reimbursement or advancement of expenses which any person may have or hereafter acquire. Section 3. Procedures for Indemnification. To receive indemnification under this Article VII, a person seeking indemnification (the “indemnitee”) shall submit a written request to the Secretary of the Corporation. Such request must include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee. Upon receipt by the Secretary of the Corporation of such a written request, the entitlement of the indemnitee to indemnification will be determined by the following person or persons who will be empowered to make such determination, as selected by the Board of Directors (except with respect to clause (v) of this Section 3): (i) the Board of Directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no

11 such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which will be delivered to the indemnitee; (iv) the shareholders of the Corporation; or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which will be delivered to the indemnitee. The determination of entitlement to indemnification will be made and, unless a contrary determination is made, such indemnification will be paid in full by the Corporation not later than sixty (60) days after receipt by the Secretary of the Corporation of a written request for indemnification. For purposes of this Section 3, a “change of control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors (the “incumbent board”), cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election, or nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board will be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors. Section 4. Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 1 of this Article VII the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. To receive an advancement of expenses under this Section 4, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by this Section 4. Each such advancement of expenses shall be made within twenty (20) days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses. Section 5. Other Rights. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article VII (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provision hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and will be available with respect to events occurring prior to the adoption thereof and (iii) will continue to exist after the rescission or restrictive modification of the provisions of this Article VII, with respect to events occurring prior thereto. Section 6. Insurance. Subject to the provisions of Section 726 of the New York Business Corporation Law, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the New York Business Corporation Law. Section 7. Service with Another Corporation or Employee Benefit Plan. Any director or officer of the Corporation serving (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity shall, unless and until otherwise expressly provided by a resolution of the Board of Directors of the Corporation, be deemed to be doing so at the request of the Corporation.

12 Section 8. Action to Enforce Right to Indemnification. If a request (i) to be indemnified or (ii) for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if entitled, also to be paid the expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, will be a defense to the action or create a presumption that the claimant is not so entitled. Section 9. Exclusive Remedy. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 will be entitled to indemnification only as provided in Sections 1 and 4, notwithstanding any provision of the New York Business Corporation Law to the contrary. Section 10. Separability. If this Article VII or any portion hereby is invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that has been invalidated and to the fullest extent permitted by applicable law. ARTICLE VIII AMENDMENTS Section 1. Power to Amend. The Bylaws may be amended or repealed or new bylaws adopted from time to time by the shareholders or by the Board of Directors.